                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE  SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               IBT BANCORP, INC.
-------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                               IBT BANCORP, INC.
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(if)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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





                              IBT BANCORP, INC.

                              200 EAST BROADWAY
                       MOUNT PLEASANT, MICHIGAN 48858

                NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held April 23, 1996

Notice is hereby given that the Annual Meeting of Shareholders of IBT Bancorp, Inc. will be held on Tuesday, April 23, 1996 at 7:00 p.m. Eastern Standard Time, at The Embers Restaurant, 1217 South Mission, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

         1.      The election of four directors.

         2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed March 31, 1996 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

                                              By order of the Board of Directors


                                              Mary Ann Breuer, Secretary
                                              Dated:  April 2, 1996

                               IBT BANCORP, INC.
                               200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858

                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the Corporation) a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 23, 1996 at 7:00 p.m. at The Embers Restaurant located at 1217 South Mission, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

This Proxy Statement has been mailed on April 2, 1996 to all holders of record of common stock as of the record date.

                             VOTING AT THE MEETING

The Board of Directors of the Corporation has fixed the close of business on March 31, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. There are currently 773,916 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

                             ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years and until successors are duly elected and qualified. At the Annual Meeting of Shareholders, directors will be elected for terms ending with the annual meeting of shareholders in 1999.

Except as otherwise specified in the proxy, proxies will be voted for election of the four nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation's management now knows of no reason to anticipate that this will occur. Directors are elected by a plurality of the votes cast, whether in person or by proxy, by holders of the Corporation's common stock at the Annual Meeting of Shareholders, provided a quorum (a majority of the shares entitled to be voted at the Annual Meeting of Shareholders) is present or represented. Thus, the four nominees for election as directors who receive the greatest number of votes cast will be elected directors. Consequently, shares not voted, whether by withholding of authority or otherwise, have no effect on the election of directors. Nevertheless, if a proxy is returned for such shares or they are represented in person at the Annual Meeting of Shareholders, they will be counted toward the establishment of a quorum.

Nominees for reelection and other current directors are listed below. Also shown for each nominee and each other current director is his principal occupation for the last five or more years, age and length of service as a director of the Corporation and the Bank.


                               DIRECTOR NOMINEES

                                                             DIRECTOR OF               DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                                CORPORATION              ISABELLA BANK
           OR EMPLOYMENT                           AGE           SINCE               AND TRUST SINCE
----------------------------------                 ---      -------------            ---------------
Gerald D. Cassel                                    61           1988                       1980
    Certified Public Accountant

Ronald E. Schumacher                                58           1988                       1984
    Partner, A. Schumacher Sons (Farm)

Robert O. Smith                                     64           1988                       1982
    Vice President, Isabella Bank
    and Trust (Retired)

John E. Weisenburger                                69           1988                       1973
    Chairman, Isabella Bank and
    Trust; Chairman, The General
    Agency Company


          DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1997

NAME AND PRINCIPAL OCCUPATION                               CORPORATION                ISABELLA BANK
        OR EMPLOYMENT                              AGE         SINCE                 AND TRUST SINCE
----------------------------------                 ---      -------------            ---------------
 James Bigard                                       66           1988                       1983
    Vice President, James Bigard
    Drilling Company

Frederick L. Bradford                               61           1988                       1974
    Dentist

James C. Fabiano                                    52           1988                       1979
    President and CEO, Fabiano
    Brothers Inc.  (Beverage Distributor)

Dean Walldorff                                      62           1988                       1982
    Owner, Watercare Systems

          DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS END IN 1998

                                                                DIRECTOR OF                 DIRECTOR OF
NAME AND PRINCIPAL OCCUPATION                                   CORPORATION                ISABELLA BANK
        OR EMPLOYMENT                              AGE           SINCE                    AND TRUST SINCE
----------------------------------                 ---         -------------              ---------------
David W. Hole                                       58              1989                         1989
    President and CEO,
    IBT Bancorp and Isabella
    Bank and Trust

L. A. Johns                                         67              1988                         1961
   Chairman, IBT Bancorp

Each of the directors has been engaged in their stated occupations for more than five years except L. A. Johns, who retired as President and CEO of the Corporation as of December 31, 1993. The principal occupation of David W. Hole is with the subsidiary bank (the Bank) of the Corporation. All officers of the Corporation serve at the pleasure of the Board of Directors.

DIRECTORS

The Corporation has delegated the responsibilities of the Audit and Compensation Committees to the Bank.

The Audit Committee of the Bank met five times during 1995. The Committee is comprised of Directors Cassel, McFarlane, Schumacher, Smith, and Walldorff. This

Committee is responsible for the recommendation of an independent accounting firm to be engaged for external audits, reviewing with the external auditors the plan and results of the external audit, the establishment and supervision of internal auditing procedures, reviewing the degree of independence of the auditors and reviewing the adequacy of internal controls.

The Compensation Committee of the Bank met five times during 1995. The Committee is comprised of Directors Bradford, Caul, Fabiano, Schumacher and Weisenburger. This Committee is responsible for reviewing the Bank's salaries and benefits, recommending the annual salaries to be paid to all officers, and reviewing the written personnel policies.

The Board of Directors of the Corporation met seven times during 1995. All incumbent directors attended 75% or more of the meetings held in 1995.

EXECUTIVE COMPENSATION

The following table sets forth the annual cash compensation and other annual compensation for the Corporation's President and CEO. There were no other executive officers of the Corporation whose annual cash compensation exceeded $100,000 for the period indicated.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation
                                                   -------------------
                                                                                 Other Annual
Name and Principal Position                Year    Salary                       Compensation (1)
---------------------------                ----    ------                       ------------
David W. Hole, President and CEO(2)        1995    $110,000                       $  9,515
of IBT Bancorp and                         1994    $100,000                         10,182
Isabella Bank and Trust

(1) The amount shown represents contributions by the Bank under the Bank's Employee Stock Ownership Plan, in which substantially all employees of the Bank participate, and expenses related to a nonqualified supplemental retirement plan.

(2)      Not a named executive officer prior to 1994.

THE DEFINED BENEFIT PENSION PLAN

The Corporation sponsors a defined benefit pension plan. This plan was originally adopted in 1973 and was substantially revised in 1989. Only employees over the age of 21 and who have worked more than 1000 hours in the current plan year participate.

Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax law, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

Pension plan benefits are based on an average of a participant's five highest years of compensation. A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

The following table indicates estimated annual benefits payable upon normal retirement for various compensation levels and years of service. Additional benefits may be earned due to integration of social security benefits. The amounts that may be earned are undeterminable until retirement.

             Five Year
              Average                              Years of Accredited Service
             of Highest
           Compensation                 5                 15                25                  35
           ------------            ---------          ----------         ---------          ---------
               $20,000              $    900          $   2,700          $  4,500           $  6,300
                50,000                 2,250              6,750            11,250             15,750
                75,000                 3,375             10,125            16,875             23,625
               100,000                 4,500             13,500            22,500             31,500
               125,000                 5,625             16,875            28,125             39,375
               150,000                 6,750             20,250            33,750             47,750
               200,000                 7,875             23,625            39,375             56,125

The amounts calculated under the plan's benefit formula assume a monthly payment for life. A married participant will generally receive an actuarially reduced monthly payment because the participant's surviving spouse will also receive monthly payments for life after the participant's death. As of December 31, 1995, David W. Hole had 36 years of credited service under the plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for the establishment and administration of all significant compensation programs, including those covering executive officers. All employees of the Corporation are also employees of the Corporation's subsidiary, Isabella Bank and Trust (the "Bank"). The Corporation has delegated the responsibilities of the Compensation Committee to the Bank. The Compensation Committee of the Bank is comprised of five outside directors. The directors were Bradford, Caul, Fabiano, Schumacher, and Weisenburger. Following review and approval by the Compensation Committee, all issues pertaining to officer and executive compensation are submitted to the full Board of Directors of the Bank for approval.

The Committee's approach to determining the annual salary of executive officers is to offer competitive salaries in comparison with market practices. The committee utilizes regional and national compensation surveys which provide salary ranges for banks of similar size. Based on these surveys, the Bank establishes salary ranges for all job classifications. Factors used to decide where an executive officer salary should be within the established range include the Corporation's historical financial performance, financial performance outlook, years of service, and job performance. David W. Hole was appointed President and CEO on January 1, 1994. The salary paid to Mr. Hole in 1994 and 1995 was in the bottom 25th percentile of the comparison group. The Committee's primary consideration in where Mr. Hole's salary fit within the defined range was his years of service as President and CEO.

                                                  Respectfully submitted.

                                                  John E. Weisenburger, Chairman
                                                  Sandra L. Caul
                                                  James C. Fabiano
                                                  Frederick L. Bradford
                                                  Ronald E. Schumacher

REMUNERATION OF DIRECTORS

The Corporation paid a $150 retainer fee per quarter to its directors during 1995. Directors of the Bank are paid $275 per board meeting and $150 per committee meeting they attend. Directors who are officers of the Bank are not paid for attendance at committee meetings.

The Bank sponsors a deferred compensation plan for directors (the Directors'
Plan). The Directors' Plan was adopted in 1984 and was substantially revised in 1989. In December 1995, the Corporation's Board of Directors voted to completely amend and restate the Directors' Plan effective January 1, 1996. Under the restated Directors' Plan, deferred directors' fees are converted on a quarterly basis into stock units of the Corporation's common stock. The fees are converted based on the purchase price for a share of the Corporation's common stock under the Corporation's Dividend Reinvestment Plan.

Pursuant to the terms of the Directors' Plan, directors of the Bank are required to defer at least 25% of their earned board and committee fees. Amounts deferred of $703,000 under the old Directors' Plan were converted into 16,541 stock units as of January 1, 1996. Stock units credited to a participant's account are eligible for cash and stock dividends as payable. All amounts deferred are unsecured claims against the Bank's general assets. The net cost of this benefit to the Bank was $45,090 in 1995.

Distribution from the Directors' Plan occurs when the participant terminates service with the Bank and/or attains age 65. Distributions may take the form of shares of Corporation common stock equal to the number of stock units credited to the participant's account, cash equal to the value of the stock units on the date of distribution, or a combination of stock and cash. Any Corporation common stock issued under the Directors' Plan will be considered restricted stock under the Securities Act of 1933, as amended.

INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

Certain directors and officers of the Corporation and members of their families were loan customers of the Bank, or have been directors or officers of corporations, or members of partnerships which have had transactions with the Bank. In management's opinion, all such transactions are made in the ordinary course of business and are essentially on the same terms, including collateral and interest rates, as those prevailing at the same time for similar transactions with other customers. These transactions do not involve more than a normal credit risk. Total loans to these customers were $5,550,000 as of December 31, 1995.

STOCK PERFORMANCE

The following graph compares the cumulative total shareholder return on Corporation Common Stock to the Standard & Poor's 500 Stock Index and the KBW 50 Index over a five year period ended December 31, 1995. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The KBW 50 Index is a market capitalization weighted bank stock index published by Keefe, Bruyette & Woods, Inc., an investment banking firm which specializes in the banking industry. The KBW 50 Index is composed of 50 money center and regional bank holding companies, including 8 of the 16 regional bank holding companies in the peer group used by Corporation for compensation purposes. The graph assumes the value of an investment in the Corporation and each index was $100 at January 1, 1991 and all dividends are reinvested.

                       Comparison of Five Year Cumulative
                        Among IBT Bancorp, S&P 500 Index
                                and KBW 50 Index

                                                            S&P 500                 KBW 50
               Year               IBT Bancorp                Index                   Index
            01/01/91                 100.00                   100.00                 100.00
            12/31/91                 106.91                   130.48                 158.28
            12/31/92                 129.40                   140.40                 201.68
            12/31/93                 149.38                   154.56                 212.86
            12/31/94                 174.43                   156.60                 202.00
            12/31/95                 198.33                   215.45                 323.53


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 15, 1996 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

                                                   Amount and Nature
                                                of Beneficial Ownership
                                          ----------------------------------
                                            Sole Voting     Shared Voting               Percentage of
  Name and address of                     and Investment    and Investment              Common Stock
     Beneficial Owner                          Powers            Powers                 Outstanding
------------------------------           -----------------  ----------------          ----------------
Isabella Bank and Trust                       48,940                                       6.32%
  Agent for Trustees of IBT
  Bancorp Employees Stock
  Ownership Plan
  200 E. Broadway
  Mt. Pleasant, MI

James J. McGuirk                              41,402                                       5.35%
  P.O. Box 222
  Mt. Pleasant, MI

The following table sets forth certain information as of March 15, 1996 as to the common stock of the Corporation owned beneficially by each director and by all directors and executive officers of the Corporation as a group.

                                             Amount and Nature
                                            of Beneficial Ownership
                                  -------------------------------------------
                                        Sole Voting                 Shared Voting          Percentage of
Name and address of                    and Investment               and Investment         Common Stock
        Owner                                Powers                     Powers              Outstanding
-----------------------                ----------------            -----------------      ---------------
James Bigard                            1,236                                              0.16%
Frederick L. Bradford                   2,572                        12,969                2.00%
Gerald D. Cassel*                       1,458                                              0.19%
James C. Fabiano                       22,948                                              2.97%
David W. Hole*                                                        2,829                0.37%
L. A. Johns                             4,377                         2,520                0.89%
Ronald Schumacher                                                     6,534                0.84%
Robert O. Smith                           925                         2,577                0.45%
Dean Walldorff                                                        3,154                0.41%
John E. Weisenburger                    1,978                                              0.26%

All Directors and Executive
Officers as a Group                    35,494                        33,749                8.95%

*Trustees of the ESOP who vote ESOP stock.

             AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

During 1995, Andrews, Hooper & Pavlik, PLC, performed audit and audit related services for the Corporation. The Audit Committee of the subsidiary bank will be reviewing the appointment of auditors for 1996 and making a recommendation to the Board of Directors.

A representative of Andrews, Hooper & Pavlik, PLC, is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.

                             SHAREHOLDER PROPOSALS

Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before December 6, 1996 for inclusion in the Corporation's proxy statement and proxy form for that meeting.

                                 OTHER MATTERS

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

                                               By order of the Board of Director

                                               Mary Ann Breuer, Secretary

IBT BANCORP PROXY
200 East Broadway
Mt. Pleasant, MI  48858

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James R. Bigard, Frederick L. Bradford and Dean Walldorff as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of IBT Bancorp held of record by the undersigned on March 31, 1996 at the annual meeting of shareholders to be held April 23, 1996 or any adjournments thereof.

1)  ELECTION OF DIRECTORS:

      FOR ALL NOMINEES LISTED BELOW              WITHHOLD AUTHORITY TO VOTE
      EXCEPT AS MARKED TO THE                    FOR ALL NOMINEES LISTED  /    /
      CONTRARY BELOW  /    /

        (INSTRUCTION: To withhold authority to vote for any individual nominee, circle the nominee's name in the list below.)

         Gerald D. Cassel
         Ronald E. Schumacher
         Robert O. Smith
         John E. Weisenburger

2) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT BOTH NOMINEES.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:__________________________, 1996             _____________________________
Please mark, sign, date and return                 Signature
Proxy card promptly using the
enclosed envelope.                                 _____________________________
                                                   Signature (if held jointly)




                                      11